UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 26, 2006

GLOBALNET CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-24962	75-2863583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2616 South Loop West, Suite 660, Houston, Texas 77054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 778-9591

Copy of correspondence to:

Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Globalnet Corporation (the “Company”) provides the following information as an update on its current financial condition and operations. All statements, other than statements of historical facts, included in this report regarding the Company's strategy, expected future financial position, development and marketing of products, competitive position, and plans and objectives of management are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements regarding the treatment of various financial instruments and the related charge to earnings, the impairment of goodwill, the continued implementation of the Company's strategic plan, the expected future monthly losses, the availability and terms and conditions of new financing, and the impact of capital allocation decisions should new financing be obtained, are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company's business and the telecommunications industry in which the Company operates. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. In addition, the forward looking financial information presented below was prepared using very basic information and assumptions which did not include all, information and assumptions generally used in the preparation of forward looking financials. Furthermore, the forwarding looking financial information presented below assumes the Company is able to obtain funding when needed and on reasonable terms. There can be no assurance when or if the Company will obtain funding or the terms of any such funding. At the present time the Company does not have sufficient cash to fund its operations. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

Audit and Other Update

As disclosed on the Company’s Current Report on Form 8-K, dated June 1, 2006, the Company reported that certain additional material accounting, disclosure and internal control issues had been noted. The Company reported that these additional material accounting, disclosure and internal control issues would require further research, and additional material accounting adjustments might result from conclusion of this review. The Company’s review of these items is ongoing.

As a result of these additional issues, the time and expense associated with the Company’s audit process will be significantly greater than previously anticipated. The Company currently believes that its total cash needs will approximate $300,000 per month on an ongoing basis, with cash needs to early September 2006 of approximately $650,000. These cash needs include the anticipated additional costs of the ongoing audit and issue review process.

As previously reported, the Company does not have a committed long-term defined funding source, and there is no assurance that the Company’s funding needs will be met, or met on terms and conditions acceptable to the Company.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBALNET CORPORATION

Dated: July 27, 2006	By:	/s/ MARK T. WOOD
Mark T. Wood, CEO